SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       Form 8-K


                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                                    Date of Report
                 (Date of earliest event reported): December 16, 1996


                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                (Exact name of registrant as specified in its charter)


                   Delaware              1-4748          59-0763055
               (State or other        (Commission      (IRS employer
               jurisdiction of        file number)     identification
                incorporation)                             number)


                            1133 Boardwalk
                       Atlantic City, New Jersey               08401
               (Address of principal executive offices)     (Zip code)


                            Registrant's telephone number,
                         including area code:  (609) 344-6000







                                 Total No. of Pages 4
















          Item 1.  Changes in Control of Registrant

               On December 16, 1996, Griffin Gaming & Entertainment, Inc. ("GGE") became a wholly owned subsidiary of Sun International Hotels Limited ("SIHL") when Sun Merger Corp., a wholly owned subsidiary of SIHL, was merged with and into GGE (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of August 19, 1996 and amended as of October 10, 1996 (the "Merger Agreement"), which was described in and filed as exhibits to previous filings by the registrant with the Securities and Exchange Commission.

               The Merger Agreement was adopted by GGE's shareholders at a Special Meeting held on December 10, 1996. As prescribed by the Merger Agreement, the directors of Sun Merger Corp. immediately prior to the effective time of the Merger (the "Effective Time") became the directors of GGE as of the Effective Time. Those directors are Howard B. Kerzner, President of SIHL, Kevin DeSanctis, Chief Operating Officer, North America and the Caribbean of SIHL, and Charles D. Adamo, Executive Vice President
          - Corporate Development and General Counsel of SIHL.

               Pursuant to the Merger Agreement, each share of GGE common stock, $.01 par value per share (the "GGE Common Stock"), outstanding immediately prior to the Effective Time of the Merger was converted into the right to receive .4324 of a fully paid and nonassessable ordinary share, $.001 par value per share, of SIHL (the "Ordinary Shares"). Cash will be paid to holders of GGE Common Stock in lieu of any fractional Ordinary Shares. Also pursuant to the terms of the Merger Agreement, each issued and outstanding share of Class B common stock, $.01 par value per share, of GGE (the "Class B Stock") was converted into the right to receive .1928 of a fully paid and nonassessable Ordinary Share. As a result of this conversion, holders of Class B Stock are no longer entitled to special rights with respect to the election of directors to which holders of Class B Stock were previously entitled. As of the Effective Time, the .1928 Ordinary Share received in exchange for a share of Class B Stock will trade as part of a unit along with $1,000 principal amount of 11.375% Junior Mortgage Notes due 2004 issued by Resorts International Hotel Financing, Inc., a subsidiary of GGE.





















               SIHL has filed an application for a plenary casino license (the "Plenary License") with the New Jersey Casino Control Commission (the "CCC"). On October 30, 1996, SIHL received an interim casino authorization ("ICA") from the CCC and the CCC approved the terms of an ICA trust document and the selection of an ICA trustee. Pending final determination by the CCC with respect to SIHL's qualification for a Plenary License, all shares of GGE Common Stock are held in a "stand by" trust (the "ICA Trust"). If SIHL receives a Plenary License, the ICA Trust will be terminated and the shares of GGE Common Stock will revert to SIHL. If the CCC determines that there is reasonable cause to believe that SIHL should not be granted a Plenary License, the ICA Trust would be activated and the ICA trustee would take control of GGE pending a final determination by the CCC with respect to SIHL's application for a Plenary License. In the event SIHL's application for a Plenary License were denied, the ICA trustee would be obligated to dispose of the GGE Common Stock and SIHL would be entitled to receive the lesser of (i) the fair market value or (ii) the price paid by SIHL for the securities.





































                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   GRIFFIN GAMING & ENTERTAINMENT, INC.
                                               (Registrant)




                                        /s/ Matthew B. Kearney
                                        Matthew B. Kearney
                                        Executive Vice President -
                                        Finance
                                        (Authorized Officer of
                                        Registrant and Chief
                                        Financial Officer)


          Date:  December 16, 1996






























